AMENDMENT NO. 2
TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT, dated January 30, 2007 ("Amendment"), is made and entered into by and between Open Energy Corporation, a Nevada corporation ("Company"), and Cheryl J. Bostater, an individual ("Employee"), with reference to the following facts:

A. The Company and Employee are parties to that certain Employment Agreement, dated November 1, 2005 ("Employment Agreement"), which contains the terms and conditions of Employee's employment by the Company.

B. On March 15, 2006, the parties entered into that certain Amendment No. 1 to Employment Agreement whereby Section 3(c) to the Employment Agreement was deleted in its entirety and replaced with a new Section 3(c) which provided for the issuance of certain restricted stock as reflected in the amended Exhibit A, Stock Grant Vesting Provisions ("Exhibit A").

C. The Corporation and Executive wish to amend certain aspects of the Employment Agreement relating to the grant of restricted stock to Executive, which amendment the Corporation believes to be in the best interest of the shareholders of the Corporation..

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Amendment to Exhibit A to the Employment Agreement. Exhibit A to the Employment Agreement is hereby amended to provide that all shares that are scheduled to vest on March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, shall instead vest ratably on March 31, 2008, June 30, 2008, and September 30, 2008.

2. Effect. Except as and to the extent amended by this Amendment, the Employment Agreement, including Exhibit A, shall remain in full force and effect in accordance with its terms.

3. Counterparts. This Amendment may be executed in two or more counterparts and by facsimile, each of which shall be considered an original instrument, but all of which together shall be considered one and the same agreement, and shall become binding when one or more counterparts have been executed and delivered by each of the parties hereto.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California applicable to a contract executed and performed in the State of California, without giving effect to the conflicts of laws principles thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

OPEN ENERGY CORPORATION,
a Nevada corporation

By: ______________________
David Saltman
Chief Executive Officer

EMPLOYEE:

____
Cheryl J. Bostater, an individual